DUNHAM FUNDS

RULE 12b-1 PLAN

CLASS C SHARES

Appendix A

Funds to be Serviced Under This Plan

Dunham Corporate/Government Bond Fund
Dunham High-Yield Bond Fund
Dunham Real Estate Stock Fund
Dunham Long/Short Credit Fund*
Dunham International Stock Fund
Dunham Large Cap Value Fund
Dunham Small Cap Value Fund
Dunham Emerging Markets Stock Fund
Dunham Small Cap Growth Fund
Dunham Monthly Distribution Fund*
Dunham Dynamic Macro Fund*
Dunham Focused Large Cap Growth Fund*
Dunham Floating Rate Bond Fund*
Dunham International Opportunity Bond Fund*
Dunham U.S. Enhanced Market Fund*

* This Appendix was amended on:

  May 14, 2008 to add Dunham Monthly Distribution Fund;
  March 23, 2010 to add Dunham Loss Averse Growth Fund (now named Dunham Dynamic Macro Fund);
  September 20, 2011 to add Dunham Focused Large Cap Growth Fund;
  June 19, 2012 to add Dunham Alternative Income Fund;
  December 18, 2012 to add Dunham Alternative Strategy Fund;
  September 17, 2013 to add Dunham Floating Rate Bond Fund and Dunham International Opportunity Bond Fund;
  June 21, 2016 to add Dunham Alternative Dividend Fund and to delete Dunham Large Cap Growth Fund and Dunham Alternative Income Fund;
  March 21, 2023 to add Dunham U.S. Enhanced Market Fund, to delete Dunham Alternative Strategy Fund and Dunham Alternative Dividend Fund, and to update the name of the Dunham Long/Short Credit Fund from the Dunham Appreciation & Income Fund.